UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Identiv, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900-B Carnegie Avenue
Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (657) 356-8384

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, Justin Scarpulla, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary of Identiv, Inc. (the “Company”), notified the Company of his decision to resign from his positions to pursue another opportunity, effective July 11, 2025. Mr. Scarpulla’s resignation did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices.

Effective July 11, 2025, the Company’s board of directors appointed Ed Kirnbauer, the Company’s Global Corporate Controller, as Acting Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary of the Company (“Acting CFO and Secretary”).

Mr. Kirnbauer, 60, has served as the Company’s Global Corporate Controller since November 2015. From October 2021 to December 2021, Mr. Kirnbauer also served as the Company’s interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer. Previously, from April 2011 through November 2015, Mr. Kirnbauer served as a financial consultant for various companies, including Ducommun Incorporated (NYSE: DCO), an aerospace and defense company, and Multi-Fineline Electronix, Inc. (Nasdaq: MFLX), a technology and electronics manufacturing company. Prior to that, Mr. Kirnbauer served as Vice President of Finance & Administration and Corporate Controller at various companies, including as Corporate Controller for Procom Technology, Inc., a developer of network attached storage appliances, from 2001 to 2006. Mr. Kirnbauer is a Certified Public Accountant and started his career at KPMG LLP. Mr. Kirnbauer holds an M.B.A. from DePaul University’s Charles H. Kellstadt Graduate School of Business, and a B.S. in Accounting from Illinois State University.

Mr. Kirnbauer will continue to receive an annual base salary of $264,992. In addition, Mr. Kirnbauer’s base salary will be increased by $15,000 per month during the period he serves as Acting CFO and Secretary, and the Company intends to grant him 25,000 restricted stock units under the Company’s 2011 Incentive Compensation Plan, which will vest on July 11, 2026, subject to Mr. Kirnbauer’s continued service through such date. Mr. Kirnbauer is also eligible to participate in the Company’s employee benefits programs.

There is no arrangement or understanding between Mr. Kirnbauer and any other persons pursuant to which he was selected as an interim executive officer. Additionally, there are no family relationships between Mr. Kirnbauer and any of the Company’s directors or executive officers, and Mr. Kirnbauer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

June 20, 2025	By:	/s/ Kirsten Newquist
Kirsten Newquist Chief Executive Officer